EXHIBIT 3.2

e-Certificate of registration LIMITED COMPANY

Registration number 556410-8917
Date of registration of the company 1990-11-19	Date of registration of current name 2001-03-15
Document created on 2018-06-14 17:36	Page 1 (3)

Registration number:	556410-8917

Business name:	Tele2 AB

Address:	Box 2094 103 13 STOCKHOLM

Registered office:	Stockholm

Note:	Acquisition by merger.

The company is registered as a public liability company.

THE COMPANY WAS FORMED
1990-10-25

MERGER(S)

Merger:
2018-01-09 a merger plan was drawn up according to which:
556858-6613 Com Hem Holding AB
shall merge into:
556410-8917 Tele2 AB

The merger plan was registered 2018-01-19.

SHARE CAPITAL

Share capital...: SEK	633,625,015
Min.............: SEK	250,000,000
Max.............: SEK	1,000,000,000

Number of shares:	506,900,012
Min.............:	400,000,000
Max.............:	1,600,000,000

BOARD MEMBER, CHAIR OF THE BOARD
760516-1418 Ganev, Georgi Martin, Pettersbergsvägen 41,
            129 40 HÄGERSTEN

BOARD MEMBERS
691014-3608 Arhall Bergendorff, Anna Sofia, c/o Tele 2 AB, Box 2094,
            103 13 STOCKHOLM
590425-5097 Björkman, Anders Georg, c/o Tele2 AB, Box 2094,
            103 13 STOCKHOLM

e-Certificate of registration LIMITED COMPANY

Registration number 556410-8917
Date of registration of the company 1990-11-19	Date of registration of current name 2001-03-15
Document created on 2018-06-14 17:36	Page 2 (3)

621117      Gordon, Cynthia Alison, Boveney court farmhouse,
            Boveney road, WINDSOR. SL46QG,
            STORBRITANNIEN OCH NORDIRLAND
660818      Nusteling, Clara Maria Sophia, Niuwe Duinweg 17,
            2587 AA, DEN HAAG, NEDERLÄNDERNA
631222      O’Hare, Eamonn Francis, Westwood Heights, Westwood Road,
            Windlesham, GU206LW SURREY, STORBRITANNIEN OCH NORDIRLAND

MANAGING DIRECTOR
670714      Kirkby, Allison, c/o Tele2 Sverige AB, Box 62, 164 94 KISTA

SPECIALLY AUTHORIZED SIGNATORIES
661222-0159 Nordmark, Per Lars, Skeppargatan 51, 114 587 STOCKHOLM

AUDITORS
556271-5309 Deloitte AB, 113 79 STOCKHOLM
            Represented by: 661009-6692

PRINCIPALLY RESPONSIBLE AUDITOR
661009-6692 Strömberg, Alf Thomas, c/o Deloitte AB, 113 79 STOCKHOLM

SIGNATORY POWER
The board of directors is entitled to sign on behalf of the company.
Signatory power by any two jointly of
       Arhall Bergendorff, Anna Sofia
       Björkman, Anders Georg
       Ganev, Georgi Martin
       Gordon, Cynthia Alison
       Kirkby, Allison
       Nordmark, Per Lars
       Nusteling, Clara Maria Sophia
       O Hare, Eamonn Francis
Furthermore, the Managing Director, in his normal business activities, is also entitled to sign on behalf of the company.

ARTICLES OF ASSOCIATION
Dates of the latest change: 2016-05-24

FINANCIAL YEAR
Registered financial year: 0101 - 1231
Latest annual report submitted covers financial
period 20170101-20171231

SECONDARY NAMES
Nya Diator Netcom

DATE OF REGISTRATION OF CURRENT AND PREVIOUS COMPANY NAMES
2001-03-15 Tele2 AB

e-Certificate of registration LIMITED COMPANY

Registration number 556410-8917
Date of registration of the company 1990-11-19	Date of registration of current name 2001-03-15
Document created on 2018-06-14 17:36	Page 3 (3)

1998-10-15 NetCom AB
1993-06-01 NetCom Systems Aktiebolag
1990-11-19 Nunnan Invest Aktiebolag

**** The above information is an extract from the Trade and Industry
Register Bolagsverket, the Swedish Companies Registration Office ****

Bolagsverket
851 81 Sundsvall
0771-670 670
bolagsverket@bolagsverket.se
www.bolagsverket.se